Exhibit 99.2

NEWS RELEASE
Southcross Energy LP	1717 Main Street, Suite 5200, Dallas, Texas 75201

Southcross Energy Provides Update on Court-Supervised Restructuring Process

Operations Continuing Without Interruption

Receives Court Approval of “First Day” Motions to Support Normal Business Operations

Granted Interim Approval to Pay All Vendors and Suppliers in Full

Granted Interim Approval to Access up to $85 Million of DIP Financing

Dallas, TX—April 9, 2019—Southcross Energy Partners, L.P. (OTC: SXEEQ) (“Southcross” or “the Company”) today provided an update on its court-supervised restructuring process.

The Company’s operations across its asset base continue in the normal course and have been uninterrupted since the April 1, 2019 Chapter 11 filing. Southcross is continuing to provide customers the quality service they expect from the Company and to pay all pre- and post-petition amounts due to its suppliers and vendors.

In addition, the Company had a successful First Day hearing in which it received approvals from the U.S. Bankruptcy Court for the District of Delaware (the “Court”) for motions that are intended to support the Company’s business. In particular, the Court provided interim approvals that enable the Company to:

•

Access to up to $85 million of the Company’s $255 million in debtor-in-possession (“DIP”) financing, which will be used to support operations through the restructuring process. The Company intends to seek final approval to access the remainder of the DIP financing at a hearing that is scheduled for May 7, 2019. The Company already received $30 million of this amount;

•

Pay all vendors and suppliers in full for all goods received and services provided to the Company prior to the filing date. The Company will also continue to pay all vendors and suppliers in full for all goods received and services provided on or after the filing date, in the normal course; and

•	Continue paying wages and salaries and other normal-course benefits to its employees.

“We have achieved a positive start to our restructuring process and have ample liquidity to continue operating as normal throughout this process. We look forward to continuing to work with our vendors, suppliers and business partners and to providing our customers the high levels of service they have come to expect from us. Again, I want to thank all our key stakeholders for their continued support,” said James W. Swent III, Chairman, President and Chief Executive Officer of Southcross Energy Partners, L.P.

Court filings and other information related to the court-supervised proceedings are available at a website administered by the Company’s claims agent, KCC, at www.kccllc.net/southcrossenergy. Additional information is also available by calling (866) 967-0671 (US/Canada) or (310) 751-2671 (International).

Davis Polk & Wardwell LLP and Morris, Nichols, Arsht & Tunnell are serving as legal counsel to Southcross, Alvarez & Marsal is serving as restructuring advisor and Evercore is serving as financial advisor.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include two cryogenic gas processing plants, a fractionation facility and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas.

Contact:

Mallory Biegler

mallory.biegler@southcrossenergy.com

(214) 979-3714

Forward-Looking Statements

This news release and accompanying statements may contain forward-looking statements. All statements that are not statements of historical facts, including statements regarding our restructuring process, our Chapter 11 proceedings, our operations, our evaluation of a range of options, including a possible sale of the business, the divestiture of certain assets or a standalone restructuring plan, our financial position, future growth, and the potential emergence by us as a viable, more profitable company, and our intent to make all vendor and supplier payments are forward-looking statements. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would”, “potential,” and similar terms and phrases to identify forward-looking statements in this news release. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included herein will prove to be accurate. These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors including: the Partnership’s significant indebtedness, the restructuring process, actions taken in our Chapter 11 proceedings, and other risks described in greater detail in our filings with the Securities and Exchange Commission (“SEC”). Please see the Partnership’s “Risk Factors” and other disclosures included in our Annual Report on Form 10 K for the year ended December 31, 2018 and in subsequently filed Forms 10-Q and 8-K. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this news release. The Partnership undertakes no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this news release.